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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 4, 2002
(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada (State or Incorporation)	95-2557091 (I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5.    Other Events.

        On November 4, 2002, Tenet Healthcare Corporation, a Nevada corporation (the "Company"), issued a press release (1) announcing that a team of internal experts has begun a methodical review of the cardiology and related programs at Redding Medical Center ("RMC") to assure that the company's standards and policies are being rigorously followed, (2) announcing it has hired the national medical audit practice of The Mercer Consulting Group, to assist in reviewing treatments performed by the two doctors at RMC and be responsible for concurrent review of any future cases these two physicians intend to perform at the hospital, (3) addressing rumors concerning its submission of MediCal claims from its Daniel Freeman Marina Hospital in Los Angeles and an anonymous individual described as a former patient at Tenet's Community Hospital of Los Gatos who complained about surgery performed on his knee and (4) providing information about a routine pre-scheduled grant of company stock options to board members under the board's standard compensation policy. A copy of the press release is attached hereto as Exhibit 99.

ITEM 7.    Financial Statements, Pro Forma Financial Statements And Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
99	Press release dated November 4, 2002, "Team of Tenet Experts Begins Internal Review of Heart Program at Redding Medical Center

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION
BY:	/S/ JEFFREY C. BARBAKOW Jeffrey C. Barbakow Chief Executive Officer

Date:    November 4, 2002

EXHIBIT INDEX

Exhibit Number	Description
99	Press release dated November 4, 2002, "Team of Tenet Experts Begins Internal Review of Heart Program at Redding Medical Center

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ITEM 5. Other Events .
ITEM 7. Financial Statements, Pro Forma Financial Statements And Exhibits.